EXHIBIT 32.1

CERTIFICATION
OF
CHIEF EXECUTIVE OFFICER
AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Suzette M. Major, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Palmdale Executive Homes Corp. for the period ended December 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Palmdale Executive Homes Corp.

Date: April 15, 2011	By:	/s/ SUZETTE M. MAJOR
Suzette M. Major
President and Director

I, Tricia A. Nickson, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Palmdale Executive Homes Corp. for the period ended December 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Palmdale Executive Homes Corp.

Date: April 15, 2011	By:	/s/ TRICIA A. NICKSON
Tricia A. Nickson
Treasurer and Chief Financial Officer

A signed  original of this  written  statement  required by Section 906 has been provided to Palmdale Executive Homes Corp. and will be retained by Palmdale Executive Homes Corp. and furnished to the Securities and Exchange Commission or its staff upon request.